SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 27, 2016

DETERMINE, INC.

(Exact name of Company as specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-29637 (Commission File No.)	77-0432030 (IRS Employee Identification No.)

615 West Carmel Drive, Suite 100

Carmel, Indiana 46032

(Address of Principal Executive Offices)

(650) 532-1500
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Junior Secured Convertible Promissory Notes

On December 27, 2016, Determine, Inc. (the “Company”) entered into a Junior Secured Convertible Note Purchase Agreement (the “Purchase Agreement”) with MILFAM II L.P. and Alimco Financial Corporation, a Delaware corporation formerly known as Alliance Semiconductor Corporation, each an affiliate of Lloyd I. Miller, III, the Company’s largest stockholder (collectively the “Investors”), pursuant to which the Company issued and sold junior secured convertible promissory notes (the “Notes”) to the Investors in the aggregate principal amount of $2 million.

The Notes are due on December 27, 2021 (the “Maturity Date”) and accrue interest at an annual rate of 10% on the aggregate unconverted and outstanding principal amount, payable quarterly, beginning on December 31, 2016. The Company has the option to pay any amounts of interest due under the Notes by compounding and adding such interest amount to the unpaid principal amount of the Notes, based on an interest rate calculated at 12% per year, provided that the Company is not then in default under the Notes, the Purchase Agreement, the Security Agreement (as defined below) or the Subordination Agreement (as defined below) (collectively, the “Loan Documents”). Upon any default under the Notes or any other Loan Document, the Notes will bear interest at the rate of 13% per year or, if less, the maximum rate allowable under the laws of the State of New York.

The following events constitute an event of default under the Notes: (i) failure to pay when due any obligations under the Notes, (ii) any representation or warranty of the Company under the Loan Documents being untrue in any material respect as of the date made, (iii) any breach by the Company of any covenant in the Loan Documents, after a cure period, (iv) any default under the Company’s senior credit facility with Western Alliance Bank (“Bank”) that is not cured or waived by Bank, (v) an assignment for the benefit of creditors, the admission in writing by the Company of the inability to pay its debts as they become due, and other events related to a voluntary or involuntary petition for bankruptcy, (vi) a material judgment or judgments are rendered against the Company, (vii) the seizure, levy or application of a writ or distress warrant on a material portion of the Company’s assets after a cure period, (viii) a material loss or destruction of Company assets for which there is less than 80% insurance coverage or (ix) the occurrence of any event that results in, or will likely result in, a material adverse effect on the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its subsidiaries, taken as a whole, or on the ability of the Company to perform its obligations under the Loan Documents, after a cure period.

Subject to applicable NASDAQ listing rule limitations (including, if applicable, approval by the Company’s stockholders), the outstanding principal and interest under the Notes may be converted into shares of common stock of the Company at the sole option of the Investors at any time prior to the Maturity Date, at a conversion price of $3.00 per share (as may be adjusted for any subdivision by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or similar event occurring prior to such record date); provided, however, that if prior to the Maturity Date the Company offers and sells share of its common stock in a private placement primarily intended to raise capital at a price per share of $2.50 or less, then the conversion price for the Notes will be reduced to such common stock offering price plus $0.50 per share. However, the total number of shares of Common Stock that may be issued to the Investors upon conversion of the Notes may not exceed 19.99% of the Company’s outstanding shares of common stock as of December 27, 2016.

The Notes may be prepaid or called by the Company prior to the Maturity Date. If the closing bid price for the Company’s common stock equals or exceeds $10.00 per share (as may be adjusted for any subdivision by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or similar event occurring prior to such record date) for ten trading days in any fifteen trading-day period, the outstanding principal and interest under the Notes may be converted into shares of common stock at the sole option of the Company at the then-current conversion price.

Additionally, in the event of a change of control of the Company, the Notes, at the option of the Investors, may be repaid in cash at the closing of such change of control or converted into shares of Company common stock immediately prior to the closing of such change of control at the then-current conversion price (subject to applicable NASDAQ listing rule limitations, including, if applicable, approval by the Company’s stockholders).

If stockholder approval of the issuance of the Notes is required under applicable NASDAQ listing rules in order for the Company to issue shares of Common Stock upon conversion of the Notes, including in connection with the 19.99% “blocker” provision described above, the Company is obligated to call one or more meetings of the stockholders for purposes of such approval.

Pursuant to the terms of the Purchase Agreement, the Company has agreed not to incur any indebtedness for borrowed money in excess of $250,000 in the aggregate other than the indebtedness under the Notes, under the senior credit facility (up to a maximum amount of $14.5 million), or in connection with a purchase money security interest or trade debt arising in the ordinary course. Subject to certain exceptions, the Company also agrees not to incur any liens on any of its property or assets.

The Notes and the shares of Common Stock underlying the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Pursuant to the terms of the Purchase Agreement, the Company is obligated to file a registration statement with the Securities and Exchange Commission not later than 45 days after the date of issuance of the Notes, registering for resale the shares of Common Stock issuable upon conversion of the Notes.

The summary set forth above does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement and the Notes filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K, which are incorporated by reference herein.

Security Agreement and Subordination Agreement

The Notes are secured by a second-position security interest on the Company’s assets, pursuant to the terms of the Amended and Restated Security Agreement entered into by the Company and the Investors and existing noteholders on December 27, 2016 (the “Security Agreement”). Under the terms of the Security Agreement, the Company also agrees to grant the Investors a security interest in the Company’s subsidiaries, upon written demand from Mr. Miller at any time after the Company’s senior credit facility has been fully paid and all obligations of Bank to lend thereunder have been terminated. The Company agrees not to allow its assets to be subject to any liens or encumbrances during the term of the Security Agreement, other than certain permitted liens, including the security interests held by Bank with respect to the senior credit facility.

Under the terms of the Security Agreement, the Investors’ security interest is subordinated only to the senior security interest of Bank under the senior credit facility, pursuant to the terms of the Second Amended and Restated Subordination Agreement entered into by the Company, the Investors and Bank on December 27, 2016 (the “Subordination Agreement”).

The summary set forth above does not purport to be complete and is qualified in its entirety by reference to the Security Agreement and Subordination Agreement filed as Exhibits 10.4 and 10.5 to this Current Report on Form 8-K, which are incorporated by reference herein.

Amendment of Existing Junior Secured Convertible Promissory Notes

Additionally, under the terms of an Amendment to Junior Secured Convertible Promissory Notes, entered into as of December 27, 2016 (the “Prior Note Amendment”), between the Company and Mr. Miller as Lenders’ Agent, the Junior Secured Convertible Promissory Notes issued by the Company on March 11, 2015 in the aggregate principal amount of $3 million and on December 16, 2015 in the aggregate principal amount of $2.5 million (collectively, the “Prior Notes”), were amended to terminate the Company’s option to pay quarterly accrued interest by conversion into shares of common stock of the Company and to provide, instead, that the Company may elect to pay quarterly interest by compounding and adding such interest amount to the unpaid principal amount of the Notes, based on an interest rate calculated at 12% per year, provided that the Company is not then in default under the Prior Notes, the Purchase Agreements for such Prior Notes, the Security Agreement or the Subordination Agreement.

The Prior Notes were also amended to provide that in the event of a change of control of the Company, the Prior Notes, at the option of the holders of such Prior Notes, may be repaid in cash at the closing of such change of control or converted into shares of Company common stock immediately prior to the closing of such change of control at the then-current conversion price for such Prior Notes (subject to applicable NASDAQ listing rule limitations, including, if applicable, approval by the Company’s stockholders).

Further, the Prior Notes issued by the Company on December 16, 2015 were amended to reduce the conversion price to $3.00 per share (as may be adjusted for any subdivision by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or similar event occurring prior to such record date); provided, however, that if prior to the maturity date for such Prior Notes, the Company offers and sells share of its common stock in a private placement primarily intended to raise capital at a price per share of $2.50 or less, then the conversion price for such Prior Notes will be reduced to such common stock offering price plus $0.50 per share.

The summary set forth above does not purport to be complete and is qualified in its entirety by reference to the Prior Note Amendment filed as Exhibit 10.6 to this Current Report on Form 8-K, which is incorporated by reference herein.

Amendment to Guaranty Fee Agreements and Payment of Certain Accrued Fees

On December 27, 2016, the Company and Mr. Miller and the Investors (collectively, the “Guarantors”) entered into a Third Amendment to 2015 Guaranty Fee Agreement and Second Amendment to 2016 Guaranty Fee Agreement (the “Fee Amendment”), which further amended the Guaranty Fee Agreement, dated March 11, 2015 and the Guaranty Fee Agreement, dated February 3, 2016, each as previously amended (together, as previously amended, the “Prior Fee Agreements”) entered into by the Company and the Guarantors. Effective as of January 1, 2017, the Fee Amendment reduces the amount of the monthly fees accrued under the Prior Fee Agreements to the ratable monthly amount of an aggregate annual fee equal to 10% of the amounts guaranteed under the guaranties entered into by the Guarantors with Bank on March 11, 2015 and February 3, 2016.

Additionally, pursuant to the terms of the Fee Amendment, on December 27, 2016, the Company issued 277,248 shares of Company common stock (the “Payment Shares”) to the Guarantors, at an issue price equal to approximately $1.89 per share, as payment for $524,000 of the monthly fees previously accrued under the Prior Fee Agreements. The Payment Shares are not registered under the Securities Act.

The summary set forth above does not purport to be complete and is qualified in its entirety by reference to the Fee Amendment filed as Exhibit 10.7 to this Current Report on Form 8-K, which is incorporated by reference herein.

In connection with the issuance of the Notes and the Payment Shares, the Board of Directors of the Company provided an exemption for such issuances such that they will not trigger the provisions of the Amended and Restated Rights Agreement between the Company and Wells Fargo Bank, N.A., as Rights Agent, dated January 2, 2009, as amended (the “Rights Agreement”). All other provisions of the Rights Agreement will otherwise remain in effect.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off−Balance Sheet Arrangement of a Registrant.

Information set forth in Item 1.01 above is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The sale and issuance of the Notes, the issuance of shares of common stock upon conversion thereof, and the sale and issuance of the Payment Shares have been determined to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The Investors and Guarantors, respectively, have represented that they are accredited investors, as that term is defined in Regulation D, and that they are acquiring the respective securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 3.03	Material Modification of Rights of Security Holders.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Junior Secured Convertible Note Purchase Agreement, dated December 27, 2016.

10.2	Junior Secured Convertible Promissory Note, dated December 27, 2016, issued to MILFAM II L.P.

10.3	Junior Secured Convertible Promissory Note, dated December 27, 2016, issued to Alimco Financial Corporation.

10.4	Amended and Restated Security Agreement, dated December 27, 2016.

10.5	Second Amended and Restated Subordination Agreement, dated December 27, 2016.

10.6	Amendment to Junior Secured Convertible Promissory Notes, dated December 27, 2016

10.7	Third Amendment to 2015 Guaranty Fee Agreement and Second Amendment to 2016 Guaranty Fee Agreement, dated December 27, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 30, 2016

DETERMINE, INC.

By:	/s/ John Nolan
Name:	John Nolan
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Junior Secured Convertible Note Purchase Agreement, dated December 27, 2016.

10.2	Junior Secured Convertible Promissory Note, dated December 27, 2016, issued to MILFAM II L.P.

10.3	Junior Secured Convertible Promissory Note, dated December 27, 2016, issued to Alimco Financial Corporation.

10.4	Amended and Restated Security Agreement, dated December 27, 2016.

10.5	Second Amended and Restated Subordination Agreement, dated December 27, 2016.

10.6	Amendment to Junior Secured Convertible Promissory Notes, dated December 27, 2016

10.7	Third Amendment to 2015 Guaranty Fee Agreement and Second Amendment to 2016 Guaranty Fee Agreement, dated December 27, 2016.